EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

October 13, 2004

The Board of Directors

and Stockholders

Molecular Imaging Corporation

9530 Towne Centre Drive, Suite 120

San Diego, California 92121

As the independent public accountants for Molecular Imaging Corporation we hereby consent to the incorporation in this Annual Report on Form 10-KSB of Molecular Imaging Corporation, of our report dated October 13, 2004, regarding the June 30, 2004 and 2003, consolidated financial statements. We also consent to all other references to our company included in this annual report.

/s/ PETERSON & CO., LLP

Peterson & Co., LLP

3655 Nobel Drive, Suite 500

San Diego, California 92122-1089